Exhibit 10.11

[●], 2025

Rice Acquisition Corporation 3

102 East Main Street, Second Story

Carnegie, Pennsylvania 15106

Re:	Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and among Rice Acquisition Corporation 3, a Cayman Islands exempted company (the “Company”), and Barclays Capital Inc. and Jefferies LLC, as representatives (the “Representatives”) of the several underwriters (the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”), of up to 34,500,000 of the Company’s units (including up to 4,500,000 units which may be purchased to cover over-allotments, if any) (the “Units”), each comprised of one of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”), and one-sixth of one redeemable warrant (each whole warrant, a “Public Warrant”). Each Public Warrant entitles the holder thereof to purchase one of the Class A Ordinary Shares at a price of $11.50 per share, subject to adjustment. The Units shall be sold in the Public Offering pursuant to the registration statement on Form S-1 (File No. 333-289938) and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”) and the Company shall apply to have the Units listed on the New York Stock Exchange. Certain capitalized terms used herein are defined in paragraph 11 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Rice Acquisition Sponsor 3 LLC, a Delaware limited liability company (“Sponsor”), and each of the undersigned individuals, each of whom is a member of the Company’s board of directors and/or management team (each an “Insider” and, collectively, the “Insiders”), hereby agrees with the Company as follows:

1. The Sponsor and each Insider agrees that if the Company seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall vote all Founder Securities, Sponsor Securities and any shares acquired by it, him or her in the Public Offering or the secondary public market in favor of such proposed Business Combination (including any proposals recommended by the Company’s board of directors in connection with such Business Combination), except that it, he or she shall not vote any Class A Ordinary Shares that it, he or she purchased after the Company publicly announces its intention to engage in such proposed Business Combination for or against such proposed Business Combination, and not redeem any such shares owned by it, him or her in connection with such shareholder approval.

2. The Sponsor and each Insider hereby agrees that in the event that the Company fails to consummate a Business Combination within 24 months (or 27 months if the Sponsor exercises its three-month extension option) from the closing of the Public Offering, or such later period approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association, the Sponsor and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, subject to lawfully available funds therefor, redeem 100% of the Class A Ordinary Shares sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned thereon (net of permitted withdrawals (as defined in the Prospectus), if any, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law. The Sponsor and each Insider agree to not propose any amendment to the Company’s amended and restated memorandum and articles of association that would affect the substance or timing of the obligation to provide holders of the Offering Shares the right to have their shares redeemed in connection with an initial Business Combination or to redeem 100% of the Offering Shares if the Company does not complete an initial Business Combination within 24 months (or 27 months if the Sponsor exercises its three-month extension option) from the closing of the Public Offering; unless the Company provides its Public Shareholders with the opportunity to redeem their Offering Shares upon approval of any such amendment at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to Opco to pay franchise and income taxes of Opco or the Company, divided by the number of then outstanding Offering Shares.

The Sponsor and each Insider acknowledges that it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company or Opco as a result of any liquidation of the Company or Opco with respect to the Founder Securities or the Sponsor Securities. The Sponsor and each Insider hereby further waives, with respect to any Founder Securities, Sponsor Securities or Class A Ordinary Shares held by it, him or her, any redemption rights it, he or she may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a shareholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase the Class A Ordinary Shares or Class A Units of Opco and in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association in a manner that would affect the substance or timing of the Company’s obligation to provide holders of the Offering Shares the right to have their shares redeemed in connection with an initial Business Combination or redeem 100% of the Offering Shares if the Company has not consummated an initial Business Combination within 24 months (or 27 months if the Sponsor exercises its three-month extension option) from the closing of the Public Offering (although the Sponsor, the Insiders and their respective affiliates shall be entitled to liquidation rights with respect to Class A Ordinary Shares purchased in or after the Public Offering it or they hold if the Company fails to consummate a Business Combination within 24 months (or 27 months if the Sponsor exercises its three-month extension option) from the date of the closing of the Public Offering or such later date as may be specified in an amendment to the Company’s amended and restated memorandum and articles of association).

3. During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the undersigned shall not, without the prior written consent of the Representatives, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, any Units, Class A Ordinary Shares, Founder Securities, Sponsor Securities, Warrants or any securities convertible into, or exercisable, or exchangeable for, Class A Ordinary Shares or Class A Units of Opco owned by him, her or it; provided, however, that the foregoing shall not apply to transfers to the Sponsor by the Insiders, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, Class A Ordinary Shares, Founder Securities, Sponsor Securities, Warrants or any securities convertible into, or exercisable, or exchangeable for, Class A Ordinary Shares or Class A Units of Opco owned by him, her or it, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Units that the undersigned may purchase in the Public Offering.

4. In the event of the liquidation of the Trust Account, the Sponsor (which for purposes of clarification shall not extend to any officer, member or manager of the Sponsor) agrees to indemnify and hold harmless the Company and Opco against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company or Opco may become subject as a result of any claim by (i) any third party (other than the Company’s independent public accountants) for services rendered or products sold to the Company or Opco or (ii) a prospective target business with which the Company or Opco has entered into a letter of intent, confidentiality or other similar agreement or business combination agreement (a “Target”); provided, however, that such indemnification of the Company and Opco by the Sponsor shall apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than the Company’s independent public accountants) or products sold to the Company or Opco or a Target do not reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per share of the Offering Shares and (ii) the actual amount per share of the Offering Shares held in the Trust Account due to reductions in the value of the trust assets as of the date of the liquidation of the Trust Account, in each case including interest earned on the funds held in the Trust Account and not previously released to Opco for permitted withdrawals, less franchise and income taxes payable by the Company or Opco, except as to any claims by a third party or Target that executed an agreement waiving claims against and all rights to seek access to the Trust Account whether or not such agreement is enforceable. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Sponsor shall not be responsible for any liability as a result of any such third party claims. Notwithstanding any of the foregoing, such indemnification of the Company or Opco by the Sponsor shall not apply as to any claims under the Company’s obligation to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Sponsor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Sponsor, the Sponsor notifies the Company in writing that it shall undertake such defense.

5. To the extent that the Underwriters do not exercise their option to purchase additional Units within 45 days from the date of the Prospectus in full (as further described in the Prospectus), the Sponsor agrees to automatically surrender to the Company for no consideration, for cancellation at no cost, an aggregate number of Founder Securities so that the number of Founder Securities will equal 25% of the number of Ordinary Shares outstanding at such time (excluding any Ordinary Shares issuable upon exercise of any Warrants). The Sponsor and Insiders further agree that to the extent that the size of the Public Offering is increased or decreased, the Company will effect a share capitalization or a share repurchase, as applicable, with respect to the Founder Securities immediately prior to the consummation of the Public Offering in such amount as to maintain the number of Founder Securities at 25% of the number of Ordinary Shares outstanding at such time (excluding any Ordinary Shares issuable upon exercise of any Warrants).

6. The Sponsor and each Insider hereby agrees and acknowledges that: (i) each of the Underwriters and the Company would be irreparably injured in the event of a breach by such Sponsor or Insider of his, her or its obligations under paragraphs 7(a) and 7(b), (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7. (a) Subject to the exceptions set forth herein, the Sponsor and each Insider agrees not to transfer, assign or sell any Founder Securities held by it, him or her until the earlier of (i) six months after the date of the consummation of a Business Combination and (ii) subsequent to the consummation of a Business Combination, the date on which the Company consummates a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Public Shareholders having the right to exchange their Ordinary Shares for cash, securities or other property (the “Lock-up”).

(b) Subject to the exceptions set forth herein, the Sponsor and each Insider agrees not to transfer, assign or sell any Private Placement Warrants, or Class A Ordinary Shares underlying such warrants, held by it, him or her, until 30 days after the completion of a Business Combination.

(c) Notwithstanding the provisions set forth in paragraphs 7(a) and (b), transfers of the Founder Securities, Sponsor Securities, Private Placement Warrants and shares of Class A Ordinary Shares issuable upon the exercise of the Private Placement Warrants or the Founder Securities and that are held by the Sponsor, any Insider or any of their permitted transferees, as applicable, (that have complied with any applicable requirements of this paragraph 7(c)) are permitted (a) in the case of the Sponsor, any Insider or any of their permitted transferees, to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, the Sponsor, any members or partners of the Sponsor or their affiliates, any affiliates of the Sponsor, or any employees of such affiliates; (b) in the case of an individual, by gift to members of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by virtue of the laws of the Cayman Islands or the Sponsor’s operating agreement upon dissolution of the Sponsor; (f) by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the securities were originally purchased; (g) in the event of the Company’s liquidation prior to the completion of a Business Combination; or (h) in the event of completion of a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to the completion of a Business Combination; provided, however, that in the case of clauses (a) through (f), these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

8. Each Insider’s biographical information furnished to the Company that is included in the Prospectus is true and accurate in all material respects and does not omit any material information with respect to such Insider’s background. Each Insider’s questionnaire furnished to the Company is true and accurate in all material respects. Each Insider represents and warrants that: such Insider is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; such Insider has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person or (iii) pertaining to any dealings in any securities and such Insider is not currently a defendant in any such criminal proceeding; and the Sponsor or any such Insider has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

9. Except as disclosed in the Prospectus, none of the Sponsor, any affiliate of the Sponsor, or any director or officer of the Company, shall receive any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is). However, such persons may receive the following payments, none of which will be made from the proceeds held in the Trust Account prior to the completion of the initial Business Combination: repayment of a loan of up to $300,000 made to Opco by the Sponsor pursuant to a Promissory Note dated June 20, 2025; reimbursement of an aggregate of $20,000 per month to the Sponsor for office space, utilities, secretarial support and administrative services and certain legal expenses of the Sponsor or related to its formation pursuant to an Administrative Services Agreement, dated [●], 2025; reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and consummating an initial Business Combination; and repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors to finance transaction costs in connection with an intended initial Business Combination, provided, that, if the Company does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period.

10. The Sponsor and each Insider has full right and power, without violating any agreement to which it, he or she is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement, as applicable, and to serve as an officer of the Company and/or a director on the Company’s board of directors, as applicable, and each Insider hereby consents to being named in the Prospectus, road show and any other materials as an officer and/or director of the Company, as applicable.

11. As used herein, (i) “Business Combination” shall mean a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination, involving the Company and one or more businesses or entities; (ii) “Private Placement Warrants” shall mean the warrants to purchase 9,750,000 Class A Ordinary Shares (or 10,650,000 Class A Ordinary Shares if the Underwriters’ over-allotment option in connection with the Public Offering is exercised in full), that the Sponsor has agreed to purchase for an aggregate purchase price of approximately $9,750,000 (or approximately $10,650,000 if the Underwriters’ overallotment option in connection with the Public Offering is exercised in full), or $1.00 per warrant, in a private placement that shall occur simultaneously with the consummation of the Public Offering; (iv) “Public Shareholders” shall mean the holders of Class A Ordinary Shares; (v) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering and the sale of the Private Placement Warrants to the Sponsor shall be deposited; (vi) “Founder Securities” shall mean the Class B Units of Opco initially issued in a private placement to the Sponsor prior to the Public Offering (or the Class A Units of Opco into which such Class B Units will convert) and a corresponding number of the Company’s Class B ordinary shares, par value $0.0001 per share (“Class B Ordinary Shares” and together with Class A Ordinary Shares, “Ordinary Shares”)); (vii) “Sponsor Securities” shall mean the 100 Class A Units of Opco, and corresponding number of Class B Ordinary Shares, and the 2,500 Class A Ordinary Shares purchased by Sponsor in a private placement prior to the Public Offering; and (viii) “Warrants” shall refer to the Public Warrants and the Private Placement Warrants, collectively.

12. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

13. No party hereto may assign either this Letter Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor, each Insider and each of their respective successors, heirs, personal representatives and assigns and permitted transferees.

14. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the Cayman Islands. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of the Cayman Islands, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive, and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

15. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile or other electronic transmission.

16. This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up or (ii) the liquidation of the Company.

17. This Letter Agreement may be executed in any number of original or facsimile counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Signatures to this Letter Agreement transmitted via facsimile or e-mail shall be valid and effective to bind the party so signing (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com).

18. This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

19. The Company will maintain an insurance policy or policies providing directors’ and officers’ liability insurance, and the Insiders shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any of the Company’s directors or officers.

20. Each party hereto shall not be liable for any breaches or misrepresentations contained in this Letter Agreement by any other party to this Letter Agreement (including, for the avoidance of doubt, any Insider with respect to any other Insider), and no party shall be liable or responsible for the obligations of another party, including, without limitation, indemnification obligations and notice obligations.

[Signature Page Follows]

Sincerely,

RICE ACQUISITION SPONSOR 3 LLC

By:
	Name:	Kyle J. Derham
	Title:	Chief Executive Officer

Anne Cameron

Brian Falik

Kathryn Jackson

D. Mark Leland

J. Kyle Derham

James Wilmot Rogers

Acknowledged and Agreed:

RICE ACQUISITION CORPORATION 3

By:
	Name:	J. Kyle Derham
	Title:	Chief Executive Officer

[Signature Page to Letter Agreement]